                                                                   Exhibit 10.52

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT IS ISSUED PURSUANT TO THE TERMS OF A STOCK PURCHASE AGREEMENT, DATED AS OF JANUARY 11, 1995, AS AMENDED, BETWEEN HA-LO INDUSTRIES, INC. AND MERCHANT PARTNERS, L.P., (THE "STOCK PURCHASE AGREEMENT"), A COPY OF WHICH IS MAINTAINED AT THE OFFICES OF HA-LO INDUSTRIES, INC.

                                     WARRANT

                   To Subscribe for and Purchase (2) Shares of
                                 Common Stock of
                             HA-LO Industries, Inc.

         THIS CERTIFIES THAT, for value received, (1) or registered assigns is entitled to subscribe for and purchase from HA-LO INDUSTRIES, INC. (the "Corporation"), a corporation organized and existing under the laws of the State of Illinois, at the price of $25.00 per share (subject to adjustment as noted below) (2) (subject to adjustment as noted below) fully paid and nonassessable shares of the Corporation's Common Stock, no par value (the "Common Stock") at the times and in the manner set forth below until 5:00 p.m., Chicago time, on January 11, 2010 (the "Expiration Date").

         This Warrant is subject to the following provisions, terms and conditions:

         1.       EXERCISE; VESTING; ACCELERATION.

                  1.1 EXERCISE OF THIS WARRANT. Subject to the terms and conditions hereof, the holder of this Warrant shall have the right to purchase, in whole or in part, up to (2) shares of Common Stock, by the surrender of this Warrant (accompanied by a duly executed Election to Purchase) at the principal office of the Corporation in Niles, Illinois (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation), at any time or from time to time prior to the Expiration Date and upon payment to the Corporation of the purchase price for such shares by certified check or cashier's check or wire transfer. The Corporation agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof as promptly as practicable after the rights represented by this Warrant shall have been so exercised, and a new warrant (in the same form as this Warrant, subject to such changes as may be approved by the holder of this Warrant and the Corporation) representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof as promptly as practicable. This Warrant shall expire and no longer be exercisable after the Expiration Date to the extent to which this Warrant shall not have been exercised on or prior to the Expiration Date.

                  1.2 VESTING. Notwithstanding Paragraph 1.1, and subject to the remainder of this Section 1.2, the right of the holder of this Warrant to purchase up to (2) shares of Common Stock shall vest in the following manner:


                  NUMBER OF SHARES                  VESTING DATE
                  ----------------                  ----------------
                  one-sixth of (2)                  January 11, 2000
                  one-sixth of (2)                  January 11, 2001
                  one-sixth of (2)                  January 11, 2002
                  one-sixth of (2)                  January 11, 2003
                  one-sixth of (2)                  January 11, 2004
                  one-sixth of (2)                  January 11, 2005
                  ----------------
                         (2)


, and the holder of this Warrant may only exercise such right as to shares that have vested. Notwithstanding anything to the contrary contained herein:

            (a) This Warrant and all rights of the holder of this Warrant to exercise this Warrant shall immediately and automatically terminate, without the necessity of any action or notice whatsoever, upon the termination or expiration of that certain Exclusive Premium Purchasing Agreement dated January 11, 1995 between the Corporation and Montgomery Ward & Co., Incorporated (an affiliate of Merchant Partners, L.P.) (the "Purchasing Agreement"), unless (i) such termination is the result of Montgomery Ward & Co., Incorporated exercising its right to terminate the Purchasing Agreement early pursuant to
                  Section 1.2(C) thereof, in which event the vesting of the right to purchase shares of Common Stock pursuant to this Warrant shall accelerate, and this Warrant shall become fully exercisable for all shares of Common Stock not previously purchased by exercise; or (ii) such termination is the result of Montgomery Ward & Co., Incorporated exercising on or after January 1, 1999 its right to terminate the Purchasing Agreement early pursuant to Section 1.2(B) thereof, in which event this Warrant shall vest with respect to the shares of Common Stock that would otherwise vest on the next succeeding vesting date and the holder of this Warrant will be entitled to exercise this Warrant as to the number of shares of Common Stock that it otherwise would have been entitled to exercise on such next succeeding vesting date but only if during the period commencing on January 1 of the year in which such termination occurs and ending on the date of such termination, purchases of Premium Products (as defined in the Purchasing Agreement) by the MW Buying Group (as defined in the Purchasing Agreement) under the Purchasing Agreement equal or exceed $15,000,000 (inclusive of Premium Products purchased by the MW Buying Group from other vendors in the manner contemplated by Sections 4.(B) and 6 of the Purchasing Agreement but exclusive of the amount of Premium Product purchases, if any, attributed to the immediately preceding calendar year as permitted pursuant to Section 1.2(b) below) calculated on the basis of the dates of invoices for such Premium Products; and

            (b) If during any calendar year beginning with 1999 purchases of Premium Products (as defined in the Purchasing Agreement) by the MW Buying Group (as defined in the Purchasing Agreement) under the Purchasing Agreement are less than $15,000,000 (inclusive of premium products purchased by the MW Buying Group from other vendors in the manner contemplated by Sections 4.(B) and 6 of the Purchasing Agreement) calculated on the basis of the dates of invoices for such Premium Products, then this Warrant shall not vest with respect to the shares of Common Stock that would otherwise vest on the next succeeding vesting date until December 27, 2004; provided, however, that the holder of this Warrant may, at its option, attribute the Premium Products purchased by the MW Buying Group during the month of January of any calendar year to the Premium

                  Product purchases for the immediately preceding calendar year for purposes of attaining said $15,000,000 in Premium Product purchases, in which event the amount of Premium Product purchases so attributed to the immediately preceding calendar year may not be used again in connection with the calculation of Premium Product purchases for the then current calendar year.

                  1.3 ACCELERATION. The vesting of the right to purchase shares of Common Stock pursuant to this Warrant shall accelerate, and this Warrant shall become fully exercisable for all shares of Common Stock not previously purchased by exercise, upon the occurrence of any of the following events:

            (a) The termination of the Purchasing Agreement by Montgomery Ward & Co., Incorporated pursuant to Section 1.2(C) thereof; or

            (b) The dissolution or liquidation of the Corporation, except if such dissolution or liquidation is part of a reorganization, reclassification, consolidation, merger or sale covered by Paragraph 3.6.

         2.       STOCK ISSUED.

                  2.1 STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issue upon exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon exercise of this Warrant. The Corporation covenants that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

                  2.2 RESTRICTIONS ON TRANSFER. Subject to the continued accuracy of the representations made in Section 6 of the Stock Purchase Agreement as to the holder hereof, the Corporation will take all such action as may be reasonable to assure that all such shares of Common Stock issuable pursuant to this Warrant may be so issued without violation of any applicable law or regulation, or of any requirements of any securities exchange upon which the Common Stock of the Corporation may be listed.

         3.       WARRANT PRICE; BASE PRICE; PROTECTION AGAINST DILUTION.

                  3.1 INITIAL WARRANT PRICE; INITIAL BASE PRICE . The initial purchase price of $25.00 per share (the "Warrant Price") and the number of shares of Common Stock issuable pursuant to this Warrant shall be subject to adjustment from time to time as hereinafter provided. For purposes of calculating the adjustment to the Warrant Price contemplated by this Paragraph 3, the initial Base Price shall be $21.583 per share (being the average of the "daily market price" for a share of the Corporation's Common Stock over a period of three business days immediately prior to the date of this Warrant, which business days were December 21, 1995, December 22, 1995 and December 26, 1995, with the "daily market price" for each such business day being the mean of the last reported closing bid and asked prices on such day in the over-the- counter market, as furnished by the NASDAQ System), subject to adjustment from time to time as hereinafter provided.

                  3.2 ADJUSTMENT OF THE WARRANT PRICE, BASE PRICE AND NUMBER OF SHARES.

                           3.2.1 Except as provided in Paragraph 3.5, if and
whenever the Corporation shall issue or sell any shares of its Common Stock for a consideration per share less than the Base Price on the date of such issue or sale, then forthwith upon such issue or sale, (i) the Warrant Price shall be reduced to the price (calculated to the nearest cent) determined by multiplying the Warrant Price in effect immediately prior to the time of such issuance or sale by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Base Price immediately prior to such issue or sale, plus (B) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which shall be the product of (C) the total number of shares of Common Stock outstanding immediately after such issue or sale, multiplied by (D) the Base Price immediately prior to such issue or sale; and
(ii) the Base Price shall be reduced to the price (calculated to the nearest cent) determined by multiplying the Base Price in effect immediately prior to the time of such issuance or sale by the same fraction.


                           3.2.2 Except as provided in Paragraph 3.5, if and
whenever the Corporation shall issue or sell any shares of its Common Stock for a consideration per share less than the Market Price on the date of such issue or sale, then forthwith upon such issue or sale, the Warrant Price shall be reduced to the price (calculated to the nearest cent) determined by multiplying the Warrant Price in effect immediately prior to the time of such issuance or sale by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Market

Price immediately prior to such issue or sale, plus (B) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which shall be the product of (C) the total number of shares of Common Stock outstanding immediately after such issue or sale, multiplied by (D) the Market Price immediately prior to such issue or sale. For purposes hereof, the Market Price of a share of Common Stock shall mean the average of the closing prices of the Common Stock for sales on all securities exchanges on which the Common Stock may at the time be listed, or, if there shall have been no sales on any such exchange on any such date, the average of the closing bid and asked prices on such date, or, if the Common Stock shall not be so listed, the average of the closing bid and asked prices on such date in the over-the-counter market as furnished by the NASDAQ System, or any similar successor organization, in each case averaged over a period of 30 consecutive business days prior to the date as of which Market Price is being determined. If at any time the Common Stock is not listed on any securities exchange or quoted in the over-the-counter market, the Market Price shall be deemed to be the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within 15 days of the date as of which the determination is to be made; provided, however, that if the holder of this Warrant disputes such determination of Market Value within 15 days of its receipt of notice of such determination, then the determination of Market Price shall be made by a nationally recognized appraiser or investment banking firm mutually agreeable to the Corporation and the holder of this Warrant, with the costs of such determination being shared equally by the Corporation and the holder of this Warrant.


                           3.2.3 No adjustment of the Warrant Price or Base
Price however shall be made in any amount less than one percent (1%) of the then applicable Warrant Price or Base Price, as applicable, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to one percent (1%) or more of the then applicable Warrant Price or Base Price.


                           3.2.4 Upon each adjustment of the Warrant Price as
provided in this Section 3, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

                  3.3      DETERMINATION OF WARRANT PRICE ADJUSTMENT.

                           3.3.1 ISSUANCE OF RIGHTS, OPTIONS OR WARRANTS. In
case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options or warrants for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options or warrants being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Base Price or Market Price, determined as of the date of granting such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in Paragraph 3.3.3, no adjustment of the Warrant Price or Base Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           3.3.2 ISSUANCE OF CONVERTIBLE SECURITIES. In case the
Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Base Price or Market Price, determined as of the date of such issue or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in Paragraph 3.3.3 below, no adjustment of the Warrant Price or Base Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Warrant Price have been or are to be made pursuant to other provisions of Paragraph 3.3, no further adjustment of the Warrant Price or Base Price shall be made by reason of such issue or sale.

                           3.3.3 CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon
the happening of any of the following events, namely, if the purchase price provided for in or the number of shares covered by any Option referred to in Paragraph 3.3.1, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Paragraph
3.3.1 or 3.3.2, or the rate at which Convertible Securities referred to in Paragraph 3.3.1 or 3.3.2, are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon the occurrence of an event that also results in the adjustment of the Warrant Price hereunder), the Warrant Price and Base Price in effect at the time of such event shall forthwith be readjusted to the Warrant Price and Base Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, number of shares, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Warrant Price and Base Price then in effect hereunder shall forthwith be increased to the Warrant Price and Base Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been granted or issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.

                           3.3.4 STOCK DIVIDENDS. In case the Corporation shall
declare a dividend or make any other distribution upon any stock of the Corporation payable in shares of Common Stock, Options or Convertible Securities, any shares of Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           3.3.5 CONSIDERATION FOR STOCK, OPTIONS OR CONVERTIBLE
SECURITIES. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Corporation of such portion of the assets and business of the non-surviving corporation as such Board shall determine to be attributable to such Common Stock, Options or Convertible Securities, as the case may be. In the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any corporation, the Corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation; provided, however, that the Warrant Price shall not be increased as a result of the foregoing.

                           3.3.6 RECORD DATE. In case the Corporation shall take
a record of the holders of its Common Stock for the purpose of entitling them
(i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           3.3.7 TREASURY SHARES. The number of shares of Common
Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of Paragraphs
3.2 and 3.3.

                           3.3.8 DETERMINATION OF MARKET PRICE UNDER CERTAIN
CIRCUMSTANCES. Anything herein to the contrary notwithstanding, in case the Corporation shall issue shares of Common Stock, Options or Convertible Securities in connection with the acquisition by the Corporation, or any subsidiary of the Corporation, of the stock or assets of any other corporation or the merger of any other corporation into the Corporation, or any subsidiary of the Corporation, the Market Price shall be determined as of the date the number of shares of Common Stock, Options or Convertible Securities (or in the case of Convertible Securities other than stock, the aggregate principal amount of Convertible Securities) was determined (as set forth in the binding agreement between the Corporation and the other party to the transaction) rather than on the date of issuance of such shares of Common Stock, Options or Convertible Securities.

                           3.3.9 PRIORITY OF ADJUSTMENT. In case an adjustment
of the Warrant Price will be required pursuant to both Paragraphs 3.2.1 and 3.2.2, the adjustment to be made shall be made only pursuant to one of such Paragraphs, whichever would result in the lower Warrant Price.

                  3.4 SUBDIVISION OR COMBINATION OF STOCK. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price and Base Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Warrant Price and Base Price in effect immediately prior to such combination shall be proportionately increased.

                  3.5 EXCEPTIONS TO ADJUSTMENT PROVISIONS. Notwithstanding anything to the contrary contained in this Warrant, there shall be no adjustment to the Warrant Price or Base Price as a result of the occurrence of any of the following events:

            (a) The issue or sale of any shares of Common Stock pursuant to options or warrants which were outstanding on the date hereof; or

            (b) The issue or sale of any shares of Common Stock pursuant to the Corporation's employee stock option, stock purchase or similar plans now or hereafter in effect; provided, however, that any such issue or sale of shares of

                  Common Stock to Lou Weisbach or to any of his parents, spouse, descendants, siblings or spouses of siblings shall only be covered by this Subparagraph (b) if the shares of Common Stock issued or sold to such person is on the same basis as is made available to other employees of the Corporation.

                   3.6 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any capital reorganization or reclassification (other than a reclassification constituting a subdivision or combination of its outstanding shares of Common Stock) of the capital stock of the Corporation, or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock of the Corporation immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant Price and Base Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof (including an immediate adjustment, by reason of such consolidation or merger, of the Warrant Price and Base Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Warrant Price or Market Price in effect immediately prior to such consolidation or merger). In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Warrant Price and Base Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the

Corporation. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the registered holder hereof at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

                   3.7 ADJUSTMENT FOR CERTAIN SPECIAL DIVIDENDS. In the event the Corporation shall declare a dividend upon the Common Stock payable otherwise than out of earnings or profits or earned surplus determined in accordance with generally accepted accounting principles (except in Common Stock or Convertible Securities or Options to Purchase Common Stock or Convertible Securities), the Warrant Price and Base Price in effect immediately prior to the declaration of such dividend shall be reduced (to the extent payable otherwise than out of earnings or profits or earned surplus) by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of Common Stock or, in the case of any other dividend, to the fair value thereof per share of Common Stock as determined in good faith by the Board of Directors of the Corporation (in both cases assuming that this Warrant had been fully exercised with respect to the shares of Common Stock covered hereby). Such reduction shall take effect as of the date on which a record is taken for the purposes of such dividend or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend are to be determined.

                  3.8 CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment under the provisions of this Paragraph 3 in the number or kind of Common Stock (or such other security as may become issuable pursuant to the provisions hereof) or in the Warrant Price and Base Price as then in effect, the Corporation shall compute such adjustment in accordance with the provisions set forth herein and the Chief Financial Officer of the Company shall prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Corporation for any additional Common Stock, Options or Convertible Securities issued or sold or deemed to have been issued or sold and of the number of shares of Common Stock, Options and Convertible Securities outstanding or deemed to be outstanding. The Corporation will forthwith mail a copy of each such certificate to the holder of this Warrant.

                   3.9 OTHER NOTICES. In case at any time:

            (a) the Corporation shall pay any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

            (b) the Corporation shall declare any dividend payable in stock upon its Common Stock or make any special dividend or other distribution other than regular cash dividends to the holders of its Common Stock;

            (c) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

            (d) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

            (e) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give written notice, by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Corporation,
(a) at least seven days prior to the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                  3.10 CERTAIN EVENTS. If any event occurs as to which in the opinion of the Board of Directors the other provisions of this Paragraph 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

                  3.11 ISSUE TAX. The issuance of certificates for shares of Common Stock upon exercise of the Warrant shall be made without charge to the holder of this Warrant for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of this Warrant.

                  3.12 NO FRACTIONAL SHARES. The Corporation shall not be required to issue fractional shares of Common Stock and shall have the right upon the exercise of this Warrant or any portion hereof to round off the number of shares of Common Stock issued to the nearest whole number of shares.

         4. NO VOTING RIGHTS. Until the valid exercise of this Warrant, this Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation, but immediately upon exercise of this Warrant and upon payment of the Warrant Price, the holder shall be deemed a record holder of the Common Stock.

         5. RIGHTS OFFERINGS. The holder of this Warrant shall have the right to participate in any rights offering made by the Corporation generally to its holders of outstanding Common Stock as if this Warrant had been exercised in its entirety as to vested shares as of the date and time of such rights offering.

         6. RESTRICTION ON TRANSFER OF COMMON STOCK AND REGISTRATION. The terms and conditions relating to transferability, restrictive legends and registration of the Common Stock issued upon the exercise of this Warrant shall be the same as those set forth in and contemplated by the Stock Purchase Agreement, all of which are incorporated herein by this reference.

         7. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Illinois.

         8. TRANSFER OF WARRANT. This Warrant and all rights hereunder are not transferrable, in whole or in part, by the holder hereof without the prior written consent of the Corporation, except that such consent of the Corporation shall not be required in order for any such transfer to be made by the holder hereof to any owner of an equity interest in the holder hereof, a spouse or child of the holder hereof or any such equity owner, an entity controlled by the holder hereof or any such equity owner or any trust all of the beneficiaries of which are any of the foregoing. Any such permitted transfer shall be effected at the office or agency of the Corporation referred to in Paragraph 1 hereof by the holder hereof in person or by its duly authorized attorney, upon surrender of this Warrant properly endorsed. The form of the warrants issued upon any such transfer shall be the same as this Warrant, subject to such changes as may be approved by the holder of this Warrant and the Corporation. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed may be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation; but until such transfer on such books, the Corporation may treat the registered holder hereof as the owner for all purposes.

         9. EXCHANGES OF WARRANTS. This Warrant is exchangeable, upon its surrender by the holder hereof at the office or agency of the Corporation referred to in Paragraph 1 hereof, for new Warrants or like tenor representing in the aggregate the right to subscribe for and purchase the same number of shares of Common Stock as the holder of this Warrant has the right to subscribe for and purchase pursuant to this Warrant.

         10. LOST OR MUTILATED WARRANT. In the event that this Warrant is lost or mutilated, the Corporation shall issue a substitute Warrant to the holder hereof upon such holder delivering to the Corporation such indemnification as the Corporation may reasonably require and otherwise complying with such requirements as the Corporation may reasonably impose.

         11. MEANING OF COMMON STOCK. "Common Stock" when used in this Warrant with reference to the Common Stock purchasable hereunder shall mean Common Stock of the class existing on the date of issuance of this Warrant and any stock into which such Common Stock may thereafter have been changed and, when otherwise used in this Warrant, shall include also stock of the Company of any other class, whether now or hereafter authorized, which ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with such existing Common Stock or other class of stock into which such Common Stock may have been changed.

         12. HEADINGS. The section headings used in this Warrant are for convenience of reference only and shall not constitute a part of this Warrant or affect the construction of this Warrant.

         IN WITNESS WHEREOF, the undersigned has caused this Warrant to be signed by one of its duly authorized officers under its corporate seal and attested as of the 10th day of January, 1996.

                                            HA-LO INDUSTRIES, INC.,
                                            an Illinois corporation

                                            By:
                                               --------------------------------

                                            Title:
                                                  -----------------------------
(CORPORATE SEAL)

Attest:

--------------------------------------
            Secretary

                              ELECTION TO PURCHASE

HA-LO INDUSTRIES, INC

         The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder, ________________________ shares of the Common Stock covered by said Warrant and herewith makes payment in full therefor of $_________________, and requests that certificates for such shares be issued in the name of and delivered to ___________________________
_______________________ whose address is
_______________________________________________; and, if such shares shall not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.

Dated:                                ,
      -------------------------------   ------------


                                               --------------------------------

                                   SCHEDULE 1

         There are three (3) documents omitted as Exhibits which contain the same material terms of the attached warrant, except that the parties defined therein as the holder of the warrant (marked as "(1)" on the first page of such document) and the amount of shares marked as "(2)" in the title of the warrant, the first paragraph thereafter, Section 1.1 and Section 1.2 differ among the documents. Such parties are set forth below (listed as "Holder") with the corresponding share number of their respective warrants.


HOLDER                                          SHARES SUBJECT TO WARRANT
------                                          -------------------------
Montgomery Ward & Co. Incorporated                       172,971

ValueVision International Inc.                            25,946

Merchant Development Corporation                           1,081
